UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2024

Mister Car Wash, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40542	47-1393909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 E. 5th Street
Tucson, Arizona		85705
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (520) 615-4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	MCW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

During the fiscal quarter ended March 31, 2024, none of the directors or officers of Mister Car Wash, Inc. (the “Company”) informed the Company of the adoption or termination of a “Rule 10b5-1 trading arrangement” or “non-Rule 10b5-1 trading arrangement,” as those terms are defined in Regulation S-K, Item 408, except as described below:

On March 15, 2024, Jed Gold, Chief Financial Officer, adopted a new Rule 10b5-1 trading arrangement in addition to his existing previously announced Rule 10b5-1 trading arrangement, which will expire on August 23, 2024. Mr. Gold entered into his new trading arrangement during an open window period under the Company’s Insider Trading Compliance Policy. The trading arrangement is intended to satisfy the affirmative defense of Rule 10b5-1(c) and provides for the potential sale of up to 1,690,364 shares of the Company’s common stock until August 15, 2025.

On March 12, 2024, Mayra Chimienti, Chief Operating Officer, adopted a Rule 10b5-1 trading arrangement which provides for the potential sale of up to 99,031 shares of the Company’s common stock until June 20, 2025. The JMC Familia Trust (the “Trust”), for which Ms. Chimienti is deemed to have beneficial ownership of the shares of the Company’s common stock owned by the Trust, entered into a Rule 10b5-1 trading arrangement on March 15, 2023, which will expire on June 21, 2024. Ms. Chimienti’s Rule 10b5-1 trading arrangement provides for the potential sale of up to 130,368 shares of the Company’s common stock until June 20, 2025. These Rule 10b5-1 trading arrangements were entered into during an open window period under the Company’s Insider Trading Compliance Policy and are intended to satisfy the affirmative defense of Rule 10b5-1(c).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mister Car Wash, Inc.

Date:	May 15, 2024	By:	/s/ Markus Hartmann
Markus Hartmann General Counsel